UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report May 18, 2004

Commission File No. 001-31463

DICK’S SPORTING GOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	16-1241537
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Industry Drive, RIDC Park West,	15275
Pittsburgh, Pennsylvania	(Zip Code)
(Address of principal executive offices)

(412) 809-0100
(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

TABLE OF CONTENTS

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS	3
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION	3
SIGNATURE	4
EXHIBIT 99.1	5

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit 99.1 Press release dated May 18, 2004 by Dick’s Sporting Goods, Inc. furnished herewith.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

This information and the exhibits hereto are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended. The information contained in this report shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

On May 18, 2004, Dick’s Sporting Goods, Inc. issued a press release announcing its results for the fiscal quarter ended May 1, 2004 and certain other information that is furnished as Exhibit 99.1 hereto.

The press release included as Exhibit 99.1 contains a non-GAAP financial measure (as the term is defined in Regulation G). The non-GAAP measure EBITDA included in our press release has been reconciled to the nearest GAAP measure. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

EBITDA for the 13 weeks ended May 1, 2004 and the last 12 months ended May 1, 2004 was $23.1 million and $115.6 million, respectively. EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DICK’S SPORTING GOODS, INC.

Date: May 18, 2004	By: /S/ MICHAEL F. HINES Name: Michael F. Hines Title: Chief Financial Officer